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                                                                   Exhibit 10.18

Share Sale Agreement

between

IFX Corporation
as Vendor

and


Duncan Lawrie Offshore Services Limited in its capacity as trustee for The IFX Group Trust as Purchaser relating to

the sale and purchase of the redeemable preference share in IFX Limited

SIMMONS & SIMMONS

21 Wilson Street London EC2M 2TX
Tel: 020 7628 2020 / 7528 9292 Fax: 020 7628 2070 DX Box No 12

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                                                                   Exhibit 10.18


                                   CONTENTS

 1.  Definitions and Construction................................  1

 2.  Sale of Preference Share....................................  2

 3.  Consideration...............................................  3

 4.  Conditions..................................................  3

 5.  Completion..................................................  3

 6.  Waiver by the Vendor........................................  4

 7.  Warranties and representations..............................  4

 8.  Confidentiality.............................................  5

 9.  Provisions relating to this Agreement.......................  6

10.  Law and Jurisdiction........................................  8

                                       i
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                                                                   Exhibit 10.18

THIS AGREEMENT is dated August 24, 2000 and made


BETWEEN:
--------


(1) IFX CORPORATION, (the "Vendor"), a corporation incorporated under the laws of the State of Delaware and whose registered office is at 707 Skokie Boulevard, Northbrook, Illinois 60062; and

(2) Duncan Lawrie Offshore Services Limited, being a company incorporated in the Isle of Man with company number 44074C and registered office at 14-15 Mount Havelock, Douglas, Isle of Man IM1 2QG in its capacity as trustee of THE IFX GROUP TRUST, being a trust constituted under the laws of Jersey (the "Purchaser").

Background:

The Vendor wishes to sell and the Purchaser wishes to acquire the single issued redeemable preference share of US$1 in the Company on the terms of and subject to such conditions to this Agreement.

THE PARTIES AGREE THAT:
-----------------------

1.   Definitions and Construction
     ----------------------------

1.1  In this Agreement where the context admits:


     "Admission" means admission to the Official List of the UK Listing Authority and admission to trading on the London Stock Exchange plc of the consideration shares to be allotted to the Purchaser under the Zetters Share Sale Agreement becoming effective;

     "Affiliate" means, in relation to a body corporate, any subsidiary or holding company of such body corporate, and any subsidiary of any such holding company for the time being;

     "Agreed Form" means in relation to any document, a document in the terms signed or initialled by or on behalf of the parties for identification;

     "Articles" means the Articles of Association of the Company;

     "Business Day" means a day (other than Saturday or Sunday) on which banks are open for ordinary banking business in London;

     "Company" means IFX Limited, a company incorporated in England and Wales (registered number 2876284) and whose registered office is at America House, 2 America Square, London EC3N 2LU;

     "Completion" means completion of the sale and purchase of the Preference Share in accordance with clause 5;

     "Completion Date" means the date upon which Completion takes place;

     "Consideration" means the consideration payable by the Purchaser for the Preference Share as set out in clause 3;

     "Deed of Termination and Waiver" means the deed in Agreed Form marked "B" attached to this Agreement;

                                       1
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                                                                   Exhibit 10.18


     "Director" means any director or officer of the Vendor or a member of the Vendor's Group since 01 January 1994 and "Directors" means each and all of them;

     "Encumbrance" includes any interest or equity of any person (including any right to acquire, option or right of pre-emption); any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by law), title retention or other security agreement or arrangement; and any rental, hire purchase, credit sale or other agreement for payment on deferred terms;

     "First Share Sale Agreement" means the share sale agreement between the Vendor and the Purchaser, dated 30 June 1999 relating to the sale and purchase of 2,448,465 ordinary `A' shares in the Company;

     "Preference Share" means the single issued redeemable preference share of US$1 in the Company to be bought and sold pursuant to clause 2 of this Agreement;

     "Purchaser's Solicitors" means Simmons & Simmons of 21 Wilson Street, London EC2M 2TX;

     "Vendor's Attorneys" means Neal, Gerber & Eisenberg, Suite 2200, 2 N. La Salle Street, Chicago, Illinois 60602;

     "Vendor's Group" means the Vendor and each of its Affiliates from time to time;

     "Warranties" means the warranties and representations set out in clause 7;

     "Zetters Share Sale Agreement" means an agreement to be entered into between the Purchaser, other parties and Zetters Group plc (a company incorporated in England and Wales under registered number 853270 with its registered office at 86-88 Clerkenwell Road, London EC1P 12S) relating to the proposed sale and purchase of 4,896,929 ordinary shares of US$1 and a single redeemable preference share of US$1 in the share capital of the Company, where the total consideration payable to the Purchaser comprises:-

     (a)  8,717,949 ordinary shares in Zetters;

     (b)  (Pounds)3.9 million in cash; and

     (c)  the sterling equivalent of $469,406; and

     "Zetters Solicitors" means Herbert Smith of Exchange House, Primrose Street, London EC2A 2HS.

1.2 The headings and sub-headings and any contents pages are inserted for convenience only and shall not affect the construction of this Agreement.

2.   Sale of Preference Share

     Subject to the terms of this Agreement, the Vendor shall sell with full title guarantee and the Purchaser shall purchase, free from all Encumbrances and together with all rights now or hereafter attaching to the Preference Share including, for the avoidance of doubt, the dividend payable by the Company in respect of the Preference Share for the three months period ending on 30 September 2000.

                                       2
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                                                                   Exhibit 10.18

3.   Consideration

     The Consideration payable by the Purchaser to the Vendor for the Preference Share shall be the sum of US$2,400,000.

4.   Conditions

     Completion of the sale and purchase of the Preference Share is subject to the full and complete satisfaction of each and all of the conditions to completion set out in the Zetters Share Sale Agreement, save for any condition relating to the due and complete satisfaction of the conditions to this Agreement and any condition relating to Admission becoming effective.

5.   Completion

5.1  Date and place of Completion

     Completion shall take place at the offices of Simmons & Simmons, 21 Wilson Street, London EC2M 2TX on the date of completion of the Zetters Share Sale Agreement.

5.2  Vendor's obligations

     By no later than the day prior to the date of Completion the Vendor shall deliver or cause to be delivered to the Purchaser's Solicitors (all such documents to be held to the order of the Vendor's Attorney pending Completion):

     (A) a signed class resolution evidencing the Vendor's consent to any variation of the rights attaching to the Preference Share by reason of the proposed resolution in the Agreed Form marked `A', to amend the Articles to delete Article 3.1(B)(v) of the Articles and replace it with the following:

               "(v) Transfers

                    The redeemable preference share shall be freely transferable";

     (B) (1) a transfer of the Preference Share duly executed by the Vendor in favour of the Purchaser together with the relative share certificate;

          (2) such waivers or consents as the Purchaser may reasonably require to enable the Purchaser to be registered as holder of the Preference Share;

          (3) a duly executed Deed of Termination and Waiver effective on the Completion Date agreeing to the termination and waiver of any outstanding obligations and rights respectively, under the First Share Sale Agreement, including for the avoidance of doubt, the rights of the Vendor to additional consideration payments in the event of a Park Trust Adjustment Event (as defined therein) and rights of indemnification as provided for in section 1.4 of
               Article I and section 3.9 of Article III respectively thereof and any outstanding obligations and liabilities the Company may have to the Vendor, in Agreed Form marked `B'.

5.3  Purchaser's obligations

     By no later than the day prior to the date of Completion the Purchaser shall:-

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                                                                   Exhibit 10.18

(A) deliver or cause to be delivered to the Vendor's Attorneys to be held to the order of the Purchaser's Solicitors a signed written shareholder resolution of the Company, in the Agreed Form marked `C';

(B) deliver or cause to be delivered to the Vendor's Attorneys to be held to the order of the Purchaser's Solicitors a duly executed Deed of Termination and Waiver effective as at the Completion Date agreeing to the termination and waiver of any outstanding obligations and rights respectively, in Agreed Form marked "B"; and

(C) pay or cause to be paid to the Vendor's Attorneys to be held to the order of Zetter's Solicitors the Consideration for the Preference Share as provided by clause 3 and in accordance with the payment provisions in clause 9.7.

5.4  Completion

     Completion shall take place upon Admission whereupon:-

     (A) all documents delivered to the Purchaser's Solicitors pursuant to clause 5.2 shall cease to be held to the order of the Vendor's Attorneys; and

     (B) the documents delivered to the Vendor's Attorney pursuant to sub-clause 5.3(B) and the payment made to the Vendor's Attorney pursuant to sub-clause 5.3(C) shall cease to be held to the order of the Purchaser's Solicitors and Zetters' Solicitors respectively.

5.5  Failure to complete

     If Completion does not take place on or before 31 October 2000, the provisions of this Agreement shall have no effect and no party shall have any rights or liabilities under them (without prejudice to the rights of any of the parties in respect of antecedent breaches).

6.   Waiver by the Vendor

     The Vendor waives any rights to any additional consideration payments under the First Share Sale Agreement arising from the occurrence of a Park Trust Adjustment Event (as defined in the First Share Sale Agreement) by reason of the Purchaser entering into the Zetters Share Sale Agreement.

7.   Warranties and representations

7.1 The Vendor hereby warrants and represents to and for the benefit of the Purchaser that:

     (A) The Vendor has full power and authority to enter into and perform this Agreement, and may execute and deliver this Agreement and perform its obligations under this Agreement and this Agreement constitutes valid and binding obligations of the Vendor in accordance with its terms.

     (B) The Vendor is the registered and sole beneficial owner of the Preference Share free from any Encumbrances.

     (C) There is not outstanding any indebtedness or other liability (actual or contingent) owing by the Company to the Vendor or any member of the Vendor's Group or to any Director or any person connected with any of them, nor is there any indebtedness owing to the Company by any such person.

7.2 The Purchaser hereby warrants and represents to and for the benefit of the Vendor that it has full power and authority to enter into and perform this Agreement, and may execute

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                                                                   Exhibit 10.18

     and deliver this Agreement and perform its obligations under this Agreement and this Agreement constitutes valid and binding obligations of the Purchaser in accordance with its terms.

8.   Confidentiality
     ---------------

8.1  Confidentiality

     Each party:-

     (A) shall treat as strictly confidential the provisions of this Agreement and the terms of the Zetters Share Sale Agreement as disclosed by the Purchaser to the Vendor and the process of their negotiation and all information about any other party obtained or received by it as a result of negotiating, entering into or performing its obligations under this Agreement ("Confidential Information"); and

     (B) shall not, except with the prior written consent of each other party (which shall not be unreasonably withheld or delayed), publish or otherwise disclose to any person any Confidential Information.

8.2  Permitted disclosures

     Clause 8.1 shall not apply if and to the extent that the party disclosing Confidential Information can demonstrate that:

     (A) such disclosure is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it (including but not limited to the London Stock Exchange plc, the Panel on Takeovers and Mergers and the Serious Fraud Office) and whether or not the requirement has the force of law; or

     (B) such disclosure is to its professional advisers in relation to the negotiation, entry into or performance of this Agreement or any matter arising out of the same or, where the disclosing party is the Purchaser, is of information necessarily or reasonably disclosed to any person concerned with any transaction for financing the purchase of the Preference Share or the granting of security over the same or over the benefit of this Agreement, any other transaction dependent upon or relating to such purchase or any transaction involving the sale or other disposal of the Preference Share or the whole or any part of the issued share capital of the Company; or

     (C) such disclosure is required to facilitate the satisfaction of any of the Conditions; or

     (D) such disclosure is required in order to facilitate any assignment or proposed assignment of the whole or any part of the rights or benefits under this Agreement which is permitted by clause 9.1; or

     (E) the Confidential Information concerned was lawfully in its possession (as evidenced by written records) prior to its being obtained or received as described in clause 8.1(A); or

     (F) the Confidential Information concerned has come into the public domain other than through its fault or the fault of any person to whom such Confidential Information has been disclosed in accordance with clause 8.1(B).

                                       5
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                                                                   Exhibit 10.18

8.3  Continuance of restrictions

     The restrictions contained in this clause 8 shall survive Completion and shall continue without limit of time.

9.   Provisions relating to this Agreement
     -------------------------------------

9.1  Assignment

     (A) This Agreement shall be binding upon and enure for the benefit of the successors of the parties but shall not be assignable, save that the Purchaser may at any time assign all or any part of its rights and benefits under this Agreement and any agreement referred to herein, including, without limitation, any of the Warranties, to any transferee of the share capital of the Company or to any Affiliate of the Purchaser.

     (B) Any such assignee may enforce any right or benefit assigned to it as if it had been named in this Agreement as the Purchaser, and may recover thereunder as if it had acquired the Preference Share for the consideration and upon the other terms of this Agreement and had thereby sustained all diminutions of value, losses and expenses in consequence of such acquisition as have been sustained by the Purchaser and any subsequent holder of such share capital, including itself, as if they were all one entity which had retained the ownership of such issued share capital throughout.

9.2  Whole agreement and variations

     (A) This Agreement, together with any documents referred to in it (including for the avoidance of doubt the Deed of Termination and Waiver), constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, and undertakings, whether in writing or oral, relating to such subject matter, except to the extent that the same are repeated in this Agreement.

     (B) Each party acknowledges that it has not been induced to enter into this Agreement by any representation, warranty, promise or assurance save for those contained in this Agreement.

     (C) No variation of this Agreement shall be effective unless made in writing and signed by each of the parties.

9.3  Agreement survives Completion

     The Warranties and all other provisions of this Agreement, in so far as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion.

9.4  Rights etc cumulative and other matters

     (A) The rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

     (B) No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

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                                                                   Exhibit 10.18

      (C) No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

9.5   Further assurance

      At any time after Completion the Vendor shall, at the request and cost of the Purchaser, execute or procure the execution of such documents and do or procure the doing of such acts and things as the Purchaser may reasonably require for the purpose of vesting the Preference Share in the Purchaser or its nominees and giving to the Purchaser the full benefit of all the provisions of this Agreement.

9.6   Invalidity

      If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

9.7   Payment to the Vendor

      Any payment falling to be made to the Vendor under any provision of this Agreement may be made by telegraphic transfer to the account of the Vendor's Attorneys, account no: 0980023788 account name: Neal Gerber & Eisenberg Client Funds, ABA no.: 271070801, reference: IFX Corporation.

9.8   Counterparts

      This Agreement may be executed in any number of counterparts, which shall together constitute one Agreement. Any party may enter into this Agreement by signing any such counterpart.

9.9   Costs

      Subject to clause 9.5, each party shall bear its own costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement.

9.10  Notices

      (A) Any notice or other communication required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language and shall be addressed as provided in clause 9.10(B) and may be:

           (1) personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

           (2) if within the United Kingdom, sent by first class pre-paid post, in which case it shall be deemed to have been given two Business Days after the date of posting; or

           (3) if from or to any place outside the United Kingdom, sent by pre-paid priority airmail, in which case it shall be deemed to have been given seven Business Days after the date of posting; or

           (4) sent by fax, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a

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                                                                   Exhibit 10.18

                transmission report, provided that any notice despatched by fax after 17.00 hours (at the place where such fax is to be received) on any day shall be deemed to have been received at
                08.00 on the next Business Day.

      (B) The addresses and other details of the parties referred to in clause 9.10(A) are, subject to clause 9.10 (e):

           Name:                  IFX Corporation

           Address:               707 Skokie Boulevard

                                  5th Floor

                                  Northbrook

                                  Illinois 60062

           Fax number:            +1 305 574 7867


           Name:                  The IFX Group Trust

           For the attention of:  Mr Shaun Ridings

           Address:               c/o Duncan Lawrie Offshore Services Limited

                                  14/15 Mount Havelock

                                  Douglas

                                  Isle of Man

           Fax number:            + 44 1624 662 878

      Any party to this Agreement may notify the other parties of any change to its address or other details specified in clause 9.10(B), provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

10.   Law and Jurisdiction
      --------------------

10.1  English Law

      This Agreement shall be governed by, and construed in accordance with, English law.

10.2  Jurisdiction

      In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement ("Proceedings") each of the parties irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

AS WITNESS the hands of the duly authorised representatives of the parties on the date first before written.

                                       8
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                                                                   Exhibit 10.18

SIGNED by                              )
duly authorised for and on behalf of   )
IFX CORPORATION                        )
in the presence of:-                   Joel Eidelstein
                                       (Director)
Jose Leiman

Michael Shalom

Jak Bursztyn


SIGNED by                              )
for an on behalf of                    )
DUNCAN LAWRIE OFFSHORE                 )
SERVICES LIMITED                       )
in its capacity as trustee of          )
THE IFX GROUP TRUST                    )
in the presence of:-                   Shaun Ridings
                                       (Director)
Alan Molloy

                                       9